EXHIBIT 5.1

                                    LKCM FUND
                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, made as of the __ day of ________, 1994 between LKCM FUND, a Delaware business trust (the "Fund") and LUTHER KING CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (the "Adviser").

                                   WITNESSETH:

         WHEREAS, the Fund intends to engage in business as an open-end, diversified management investment company and to so register under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Fund is authorized to issue shares of beneficial interests ("Shares") in separate series and classes, with each such series representing the interests in a separate Fund of securities and other assets, and with each class within a series representing interests in the Fund of securities and other assets in the series; and

         WHEREAS, THE LKCM SMALL CAP EQUITY FUND IS THE INITIAL SERIES OF THE FUND AND THE FUND DESIRES TO RETAIN THE ADVISER TO RENDER INVESTMENT ADVISORY SERVICES TO SUCH SERIES AND TO SUCH OTHER SERIES AS MAY BE OFFERED BY THE FUND WHICH SHALL BE NAMED IN THE SCHEDULES TO THIS AGREEMENT (EACH A "FUND", COLLECTIVELY, THE "FUNDS"), AND THE ADVISER IS WILLING TO RENDER SUCH SERVICES;

         NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. APPOINTMENT. The Fund hereby appoints the Adviser to act as investment adviser to it with respect to the Funds. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation set forth in the schedules which are attached hereto and made a part of the Agreement (the "Fee Schedules").

         2. SERVICES AS ADVISER. Subject to the supervision of the Board of Trustees of the Fund, the Adviser will manage the investment and reinvestment of the assets of each Fund subject to the following:

         (a) The Adviser shall continuously review, supervise and administer the investment program of each Fund and in so doing shall determine from time to time what investments or securities will be purchased, retained or sold by each Fund, and what portion of Fund assets will be invested or held uninvested as cash;

         (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement;

         (c) The Adviser, in the performance of its duties and obligations under this Agreement, (I) shall act in conformity with the Fund's Declaration of Trust, the Investment Company Act, the Investment Advisers Act of 1940 and all other applicable federal and state laws and regulations as the same may be from time to time amended, and with the instructions and directions of the Board of Trustees of the Fund and (ii) will manage each Fund in accordance with each Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission and from time to time in effect;





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         (d) The Adviser shall determine the securities to be purchased or sold by each Fund and as agent for a Fund will effect Fund transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities.

         On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other investment companies or other managed accounts served by the Adviser, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate such securities to be sold or purchased for the Fund with those to be sold or purchased for other customers in order to obtain best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to all such customers, including the Fund;

         (e) The Adviser shall maintain books and records with respect to the securities transactions of each Fund (other than those maintained by the Fund's transfer agent, registrar, custodian or other agents);

         (f) The Adviser shall render to the Fund's Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request;

         (g) The Adviser will keep the Fund informed of developments materially affecting the Funds; and will, on its own initiative, furnish the Fund from time to time with whatever information the Adviser believes is appropriate for this purpose;

         (h) The Adviser will provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein; and shall pay the salaries and fees and expenses of all officers of the Fund who are directors, officers or employees of the Adviser or its affiliates and of all Trustees of the Fund who are "interested persons" (as that term is defined in the Investment Company Act) of the Fund;

         (i) The investment advisory services of the Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

         3. FUND TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of Fund securities for the Funds. The Adviser shall use its best efforts to seek to execute Fund transactions at prices which are advantageous to the Funds and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Funds and/or the other accounts over with the Adviser exercised investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser has with respect to accounts over which it exercised investment discretion. The Trustees of the Fund shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds.

         4. OTHER SERVICES. At the request of the Fund, the Adviser in its discretion may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's cost.

         5. REPORTS. The Fund and the Adviser agree to furnish to each other proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

         6. RECORDS. The Adviser shall keep the Fund's books and records relating to the Funds required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any such records to the Fund





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upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any such records as are required to be maintained by the Adviser with respect to the Funds by Rule 31a-1 under the Investment Company Act.

         7. PERMISSIBLE INTERESTS. It is understood that trustees, officers, agents and shareholders of the Fund are or may become interested in the Adviser as directors, officers, agents, shareholders or otherwise; that directors, officers, agents and shareholders of the Adviser are or may become interested in the Fund as trustees, officers, agents, shareholders or otherwise; the Adviser is or may become interested in the Fund as a shareholder or otherwise; and the effect of any such interrelationships shall be governed by the Fund's Declaration of Trust and the provisions of the Investment Company Act.

         8. EXPENSES.

         (a) During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Funds (including taxes and brokerage commissions, if any).

         (b) In the event the expenses of any Fund for any fiscal year (including the fees payable to the Adviser and including the fees payable to the Fund's administrative agent and custodian, but excluding interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the lowest applicable annual expense limitation, if any, established pursuant to the statutes or regulations of any jurisdictions in which Shares are then qualified for offer and sale (such excess hereinafter called the "Blue Sky Excess Expense"), the compensation due to the Adviser under paragraph 9 of this Agreement for the fiscal year in question shall be reduced by the Blue Sky Excess Expense and the Adviser shall, to the extent required by such statutes or regulations, reimburse the Fund on behalf of such Fund for any such Blue Shy Excess Expense previously paid to the Adviser. Any reduction in the fee payable and any reimbursement by the Adviser to the Fund on behalf of such Fund shall be made quarterly and subject to readjustment during the year.

         9. COMPENSATION. For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser with respect to each Fund pursuant to this Agreement, the Fund shall pay to the Adviser from the assets of each such Fund as full compensation therefor, a fee in an amount stated in the Fee Schedule which names such Fund. Compensation under this Agreement, as stated in the Fee Schedules for all Funds, shall be calculated daily and payable quarterly. If this Agreement becomes effective with respect to a Fund subsequent to the first day of a quarter or shall terminate before the last day of a quarter, compensation for that part of the quarter during which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set fort in the Fee Schedule for such Fund.





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         10. LIABILITY OF ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set fort in Section 36(b)(3) of the Investment Company Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         11. TERM OF AGREEMENT. This Agreement shall become effective on the date first written above, provided that, with respect to any Fund, this Agreement shall not take effect unless it has first been approved (a) by a vote of a majority of the Trustees, including a majority of those Trustees who are not parties to this Agreement or "interested persons" (as that term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that Fund's outstanding voting securities. Unless sooner terminated as herein provided, this Agreement shall continue in effect until _______, 1996. Thereafter, if not terminated, this Agreement shall continue from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Trustees, including a majority of those Trustees who are not parties to this Agreement or "interested persons" (as that term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or, with respect to any given Fund, by vote of a majority of the outstanding voting securities of such Fund; provided however, that if the holders of any Fund fail to approve this Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act and the Rules thereunder.

         12. TERMINATION. Termination of the Agreement with respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement may be terminated by any Fund at any time, without the payment of any penalty, by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of such Fund on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the Investment Company Act).

         13. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, but no amendment shall be effective as to any given Fund until it is approved (a) by vote of a majority of those Trustees of the Fund who are not parities to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of such Fund's outstanding voting securities (as defined in the Investment Company Act).

         14. STATUS OF ADVISER. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         15. USE OF NAME. The Fund agrees that if this Agreement is terminated and the Adviser is no longer the adviser to any Fund of LKCM Fund, the Fund shall, within a reasonable period of time, change the name of LKCM Fund to delete reference to "LKCM".





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         16. DECLARATION OF TRUST. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Fund's
Declaration of Trust and agrees that the obligations assumed by the Fund or a Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Fund or a Fund, as the case may be, and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Adviser understands that the rights and obligations of any Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. The Adviser further understands and agrees that no Fund of the Fund shall be liable for any claims against any other Fund of the fund and that the Adviser must look solely to the assets of the pertinent Fund of the Fund for the enforcement or satisfaction of any claims against the Fund.

         17. NOTICES. Any notice under this Agreement shall be in writing, and shall be duly given if addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         19. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    LKCM FUND

                                    By:  _______________________________________


                                    LUTHER KING CAPITAL MANAGEMENT CORPORATION

                                    By:  _______________________________________


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